AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit R, the funds and fees of ActivePassive Large Cap Growth Fund, ActivePassive Large Cap Value Fund, ActivePassive Small/Mid Cap Growth Fund, ActivePassive Small/Mid Cap Value Fund, ActivePassive International Equity Fund, ActivePassive Emerging Markets Equity Fund, ActivePassive Global Bond Fund, ActivePassive Intermediate Taxable Bond Fund, ActivePassive High Yield Bond Fund, and ActivePassive Intermediate Municipal Bond Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

ActivePassive

Exhibit R
to the
Separate Series of Advisor Series Trust
Fund Accounting Servicing Agreement

Name of Series	Date Added
ActivePassive Large Cap Growth Fund	on or after 12/31/2007
ActivePassive Large Cap Value Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Growth Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Value Fund	on or after 12/31/2007
ActivePassive International Equity Fund	on or after 12/31/2007
ActivePassive Emerging Markets Equity Fund	on or after 12/31/2007
ActivePassive Global Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Taxable Bond Fund	on or after 12/31/2007
ActivePassive High Yield Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Municipal Bond Fund	on or after 12/31/2007

ActivePassive

Exhibit R (continued) to the Separate Series of Advisors Series Trust
 Fund Accounting Servicing Agreement
For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:

ActivePassive Funds FUND ACCOUNTING SERVICES FEE SCHEDULE at December, 2007
Annual Fund Accounting Fee*
Annual Fee Based Upon Total Assets of Fund Complex*
$[___] on the first $[___] million
[___] basis points on the next $[___] million
[___] basis point on the balance above $[___] billion

Annual Minimum Fee Per Fund*
$[___] per domestic/international fund + $[___] per additional class (if required)

Multiple Manager Reporting (if required)*
Additional base fee of $[___] per fund per year for up to [___] sub-advisors per fund.

Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $[___]  Domestic and Canadian Equities
• $[___]  Options
• $[___]  Corp/Gov/Agency Bonds
• $[___]  CMO's
• $[___]  International Equities and Bonds
• $[___]  Municipal Bonds
• $[___]  Money Market Instruments
• $[___] /fund/month - Mutual Fund Pricing
• $[___] /Security/Month Corporate Actions for foreign securities
• $[___] /month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $[___] /CMO/month
• $[___]  /Mortgage Backed/month
• $[___] /month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $[___] on the first [___] securities per day
• $[___] on the balance of securities per day

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

 Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By:  /s/Timothy J. Clift

Printed Name:  Timothy J. Clift

Title:  CIO                                                                            Date: December 27, 2007

ActivePassive
e

Exhibit R (continued)
to the
Separate Series of Advisor Series Trust Fund Accounting Agreement
Multiple Series Trust ActivePassive Funds - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at December, 2007
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[___] per fund per year
Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name:  Timothy J. Clift

Title:  CIO                                Date:  December 27, 2007

ActivePassive